Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is made and entered into as of October 10, 2003, by and between Nektar Therapeutics, a Delaware corporation (the “Company”) and Alexandra Global Master Fund Ltd. (the “Holder”).

RECITALS

Whereas, the Holder currently holds beneficial interests in an aggregate of $20,815,000 in principal amount of the Company’s 3.5% Convertible Subordinated Notes due October 2007 (the “Prior Notes”);

Whereas, the Company has issued 3% Convertible Subordinated Notes due June 2010 (the “New Notes”) in substantially the form set forth in the Indenture (as defined below), dated October 9, 2003 and as amended by the First Supplemental Indenture (as defined below), by and between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”); and

Whereas, the Company and the Holder desire to exchange and cancel the Holder’s entire beneficial interest in the Prior Notes in consideration for the issuance by the Company to the Holder of the New Notes (the “Exchange”).

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Exchange.

1.1          Cancellation of Beneficial Interest in Prior Notes.  Upon and subject to the terms of this Agreement, the Holder hereby agrees, at the Closing (as defined below), to exchange, transfer, cancel and assign all of its right, title, interest and beneficial interest in and to that portion of the Prior Notes set forth opposite the name of such Holder on Appendix I to the Company in exchange for the issuance of New Notes in the principal amount set forth opposite the name of such Holder on Appendix I hereto which in the aggregate amount as issued to the Holder shall equal $13,987,000.  After the cancellation, the Holder shall have no further right, title, interest or beneficial interest in the Prior Notes.

1.2          Purchase of New Notes.  Upon and subject to the terms of this Agreement and in reliance of the representations and warranties set forth herein, the Company hereby agrees to issue to the Holder, and the Holder agrees to acquire from the Company, at the Closing, New Notes in the aggregate principal amount of $13,987,000 in exchange for the cancellation of the Holder’s beneficial interests in the Prior Notes as described in Section 1.1 above.

2.                                      Closing and Delivery.

2.1          Closing.  Subject to the terms and conditions set forth herein, the closing of the Exchange (the “Closing”) shall take place at 10:00 a.m. Pacific Time on October 17, 2003 (the “Scheduled Closing Time”) at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, CA 94304, or at such other time or place as agreed to by the Company and the Holder (the “Closing Date”).

2.2          Delivery.

(a)           At the Closing, subject to the terms and conditions set forth herein, the Company shall issue and deliver to the Holder, against evidence of cancellation of the Holder’s beneficial interests in the Prior Notes, a note in favor of the Holder, payable in the principal amount set forth opposite the Holder’s name in Appendix I.

(b)           At the Closing, subject to the terms and conditions hereof, the Holder will cancel its beneficial interest in the Prior Notes and deliver to the Company evidence that the such beneficial interest has been cancelled on records maintained in book-entry form by The Depository Trust Company (“DTC”) and its participants.

3.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder as of the date of this Agreement and as of the Closing Date, as follows:

3.1          Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Indenture, dated October 9, 2003 (the “Indenture”) and as amended by the First Supplemental Indenture, dated the Closing Date (the “First Supplemental Indenture”), by and between the Company and the Trustee, both in the form set forth as Exhibit A hereto, the Pledge Agreement, dated October 9, 2003, by and among the Company, the Trustee and J.P. Morgan Trust Company, National Association, as collateral agent (the “Collateral Agent”) in the form set forth as Exhibit B hereto (the “Pledge Agreement”), and the Resale Registration Rights Agreement, dated October 9, 2003, by and between the Company and the entities set forth therein in the form set forth as Exhibit C hereto (the “Rights Agreement”) (collectively, with this Agreement and the New Notes, the “Operative Documents”), to issue the New Notes in consideration for the exchange and cancellation of the Holder’s beneficial interests in the Prior Notes and the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable upon conversion of the New Notes (the “Conversion Shares”) and to carry out the provisions of the Operative Documents.

3.2          Concerning the Conversion Shares.  The Conversion Shares, which are authorized on the date hereof, have been duly and validly authorized and reserved for issuance upon conversion of the New Notes by all necessary corporate action and are free of preemptive rights; all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, as amended by the First Supplemental Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims; and the issuance of such Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.  The Company knows of no reason that the Conversion Shares will not be eligible for listing on The Nasdaq National Market.

3.3          Compliance with Other Instruments.  The execution and delivery of the Operative Documents by the Company and the issuance of the New Notes and the proposed issuance of the Conversion Shares and the consummation of the transactions contemplated hereby will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound or to which any of the properties or assets of the Company or any subsidiary is subject, (y) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or (z) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties or assets and except (i) with respect to the transactions contemplated by the Registration Rights Agreement or the Pledge Agreement, as may be required under the Securities Act and the rules and regulations promulgated thereunder and (ii) as required by the state securities or “blue sky” laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or the stockholders of the Company is required for the execution, delivery and performance of the Operative Documents by the Company, and the consummation of the transactions contemplated hereby and thereby.

3.4          Authorization and Binding Obligations of the Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Holder) constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.5          Authorization and Binding Obligation of the Indenture and First Supplemental Indenture.  The Indenture has been duly authorized by the Company, and when the First Supplemental Indenture is duly executed and delivered by the Company (assuming due authorization, execution and delivery of the First Supplemental Indenture by the Trustee), the Indenture and the First Supplemental Indenture will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.6          Authorization and Binding Obligation of the Pledge Agreement.  The Pledge Agreement and the transactions contemplated thereby have been duly authorized by the Company, and constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.7          Authorization and Binding Obligation of the Rights Agreement.  The Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company, and constitutes a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws.

3.8          Authorization and Binding Obligation of the New Notes.  The New Notes have been duly authorized by the Company, and when the New Notes are executed, authenticated and issued in accordance with the terms of the Indenture, as amended by the First Supplemental Indenture, and subject to the terms and conditions set forth herein delivered pursuant to this Agreement at the Closing (assuming due authentication of the New Notes by the Trustee), such New Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture, as amended by the First Supplemental Indenture, and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.9          Certain Securities Law Matters.  Assuming the accuracy of the representations and warranties of the Holder contained in Section 4 hereof, the issuance of the New Notes and the Conversion Shares in accordance with the terms of the New Notes (collectively, the “Securities”) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.10        Absence of Certain Proceedings.  Except as disclosed in the reports (the “SEC Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Operative Documents or the performance by the Company of its obligations under the Operative Documents and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the SEC Reports, threatened by others.

3.11        No Event of Default.  No event has occurred nor has any circumstance arisen which, had the New Notes been outstanding as of June 30, 2003, would constitute a default or an Event of Default (as such term is defined in the Indenture, as amended by the First Supplemental Indenture,).

4.             Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Company as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1          Requisite Power and Authority.  The Holder has all necessary power and authority to execute and deliver this Agreement carry out its provisions.  All action on the Holder’s part required for the lawful execution and delivery of this Agreement has been taken.  Upon execution and delivery, this Agreement will be valid and binding obligations of the Holder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.2          Investment Representations.  The Holder understands that the Securities have not been registered under the Securities Act.  The Holder also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Holder’s representations contained in the Agreement.  The Holder hereby represents and warrants as follows:

(a)           The Holder Bears Economic Risk.  The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  The Holder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.  The Holder understands that, except as provided in the Rights Agreement, the Company has no intention of registering the Securities.  The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Holder might propose.

(b)           Acquisition for Own Account.  The Holder is acquiring the Securities for the Holder’s own account for investment only, and not with a view towards their distribution.

(c)           The Holder Can Protect Its Interest.  The Holder represents that by reason of its, or of its management’s, business or financial experience, the Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, the Holder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d)           Qualified Institutional Buyer.  The Holder represents that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act.

(e)           Company Information.  The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  The Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(f)            Rule 144.  The Holder acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and certain volume limitations.

(g)           Residence.  The office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth on the signature page.

(h)           Foreign Investors.  If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the exchange of the Securities for the Prior Notes, (ii) any foreign exchange restrictions applicable to such exchange, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  The Exchange and the continued ownership by the Holder of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(i)            Transfer Restrictions.  The Holder acknowledges and agrees that the Securities shall be subject to restrictions on transfer as set forth in the Indenture, as amended by the First Supplemental Indenture.

4.3          Sole Ownership.  The Holder has all right, title and interest in its beneficial interest in the Prior Notes, and has not endorsed, assigned, sold, transferred, deposited under any agreement, hypothecated, pledged for any bank or brokerage loan, or otherwise in any manner disposed of the Holder’s beneficial interest in the Prior Notes or any interest therein.  No person or entity other than the Holder has any interest in the Holder’s beneficial interest in the Prior Notes.

4.4          Non-Affiliate Status.  The Holder is not an “affiliate” (as that term is defined under Rule 144(a) of the Securities Act and Rule 13e-3 of the Exchange Act of the Company.  To the best of the Holder’s knowledge, the Holder did not acquire its beneficial interest in the Prior Notes from an “affiliate” of the Company.

4.5          Tax Advice.  The Holder has had the opportunity to review with its own tax advisors the U.S. Federal, state, local and foreign tax consequences of the Exchange and the transactions contemplated by this Agreement.  With respect to such tax matters, the Holder has relied and relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  The Holder understands that it (and not the Company or any of its agents) shall be responsible for its own tax liability that may arise as a result of the Exchange and the transactions contemplated by this Agreement.

5.                                      Conditions To Closing.

5.1          Conditions to the Holder’s Obligations at the Closing.  Each Holder’s obligations to exchange and cancel its beneficial interest in the Prior Notes in exchange for the New Notes at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and on or before the Closing Date the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           No Legal Action.  On the Closing Date, no legal action, suit or proceeding shall be pending or overtly threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(c)           No Event of Default.  No event which, if the New Notes were outstanding, would constitute an Event of Default under and as defined in the Indenture, as amended by the First Supplemental Indenture, or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the Indenture, as amended by the First Supplemental Indenture, shall have occurred and be continuing.

(d)           Compliance Certificate.  The Company shall have delivered to the Holder a Compliance Certificate, executed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions specified in subsection (a), (b) and (c) of this Section 5.1 have been satisfied.

(e)           No Suspension of Trading. On the Closing Date (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

(f)            Legal Investment.  On the Closing Date, the issuance of the New Notes and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Holder and the Company are subject.

(g)           New Notes.  The New Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(h)           Pledge Agreement.  The Pledge Agreement shall be in full force and effect.

(i)            First Supplemental Indenture and Indenture.  The First Supplement Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Indenture shall be in full force and effect.

(j)            Rights Agreement.  The Rights Agreement shall be in full force and effect.

5.2          Conditions to the Company’s Obligations at the Closing.  The Company’s obligations to issue the New Notes at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations.  The representations and warranties of each Holder contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and on or before the Closing Date each Holder shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           Evidence of Cancellation of Beneficial Interest in the Prior Notes.  The Company shall have received confirmation to its reasonable satisfaction that each Holder’s beneficial interest in the Prior Notes has been cancelled.

(c)           No Legal Action.  On the Closing Date, no legal action, suit or proceeding shall be pending or overtly threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(d)           Legal Investment.  On the Closing Date, the issuance of the New Notes and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Holder and the Company are subject.

(e)           New Notes.  The Trustee shall have duly authenticated the New Notes.

(f)            Pledge Agreement.  The Pledge Agreement shall be in full force and effect.

(g)           First Supplemental Indenture and Indenture.  The First Supplement Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Indenture shall be in full force and effect.

(h)           Rights Agreement.  The Rights Agreement shall be in full force and effect.

(i)            No Suspension of Trading. On the Closing Date (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or The Nasdaq National Market shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

6.                                      Covenants of the Parties

6.1          Rule 144.  The parties agree that pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), interpretations thereof by the SEC and “no-action” letters from the staff of the SEC, the Holder should be entitled to relate back (i.e., tack) the holding period of the New Notes and the Conversion Shares to the holding period of the Prior Notes and, so long as (x) the aggregate period during which the Prior Notes and the New Notes and the Conversion Shares are held is at least two years and (y) at the time of determination such Holder is not and has not for the preceding three months been an “affiliate” (as such term is defined in Rule 144) of the Company, the New Notes and the Conversion Shares may be sold pursuant to Rule 144(k) (the “Rule 144 Interpretation”).  The Company shall not, directly or indirectly, dispute or otherwise interfere with any claim by the Holder that the holding period of the New Notes and the Conversion Shares for purposes of Rule 144  tacks to the holding period for the Prior Notes; provided, however, that nothing contained in this Section 6.1 shall obligate the Company or its legal counsel to take a position that is inconsistent with the provisions of applicable law or regulations and the administrative and judicial interpretations thereof in effect from time to time (collectively, the “Applicable Law”); nor shall the covenants set forth in this Section 6.1 be construed as any representation or warranty by the Company or to limit any Holder’s representations or warranties to the effect that (A) the Rule 144 Interpretation is consistent with or does not conflict with the Applicable Law, or (B) any Holder has demonstrated that the Securities have been acquired with investment intent and not with a view towards their distribution.  The parties agree and acknowledge that the foregoing covenants shall in no way (A) limit the transfer restrictions to which the Securities are subject as set forth in the Indenture, as amended by the First Supplemental Indenture; or (B) require the Company to take any action to authorize the transfer of any Securities if a Holder has not demonstrated to the Company’s reasonable satisfaction that the Securities have been acquired with investment intent and not with a view towards their distribution.

6.2          Best Efforts.  Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party’s obligations set forth in Section 5.1 or 5.2, as the case may be, of this Agreement on or before the Closing Date.

6.3          Settlement of Interest on the Prior Notes.  Each of the parties agree and acknowledge that the Holder is Holder of record of the Prior Notes as of October 2, 2003 and consequently will receive a payment of interest due on October 17, 2003 (the “Interest Payment Date”) with respect to the Prior Notes held by such Holder (the “Interest Payment”) by wire transfer to Holder’s designated account, irrespective of any delay in the Closing Date otherwise scheduled to occur on the Interest Payment Date.  The parties hereby agree that the payment of the Interest Payment shall be in lieu of and deemed to satisfy any obligation by the Company to pay accrued and unpaid interest on the Prior Notes at the Closing.  In the event that the Holder shall receive an Interest Payment which includes the payment of interest accrued on or after the Closing Date (an “Excess Interest Payment”), the Holder shall immediately remit to the Company in immediately available funds an amount equal to such Excess Interest Payment.

6.4          The Depository Trust Company Eligibility.  The Company covenants that it shall use its commercially reasonable efforts to cause the New Notes to be deposited with DTC and the Holder’s ownership to be reflected in book entry-form as soon as reasonably practicable in accordance with DTC policies and procedures, following the effective date of a registration statement covering the resale of the New Notes by the Holder.

7.                                      Miscellaneous.

7.1          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York.

7.2          Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Holder, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Holder or any of its representatives.

7.3          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

7.4          Entire Agreement.  This Agreement and the other Operative Documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of the Operative Documents.

7.5          Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.6          Amendment and Waiver.  This Agreement may be amended or modified only upon the written consent of the Company and the Holder.

7.7          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.8          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Holder at the address set forth on the signature page or at such other address or electronic mail address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

7.9          Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

7.10        Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.11        Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.12        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.13        Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

7.14        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.15        Further Assurances.  Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

7.16        Termination.

(a)           Termination Events.  This Agreement may be terminated prior to the Closing:

(i)            By the Holder if any condition set forth in Section 5.1 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Holder to comply with or perform any covenant or obligation of the Holder set forth in this Agreement);

(ii)           By the Company at or after the Scheduled Closing Time if any condition set forth in Section 5.2 has not been satisfied by the Scheduled Closing Time (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement);

(iii)         By the Holder or the Company if the Closing has not taken place on or before October 25, 2003 (other than as a result of any failure on the part of the party seeking to terminate this Agreement to comply with or perform any covenant or obligation of such party set forth in this Agreement);

(iv)          By mutual consent of the Holder and the Company

(b)           Termination Procedures.  If the Holder wishes to terminate this Agreement pursuant to Section 7.16(a)(i) or Section 7.16(a)(iii), the Holder shall deliver to the Company a written notice stating that the Holder is terminating this Agreement and setting forth a brief description of the basis on which the Holder is terminating this Agreement.  If the Company wishes to terminate this Agreement pursuant to Section 7.16(a)(ii) or Section 7.16(iii), the Company shall deliver to the Holder a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

(c)           Effect of Termination.  If this Agreement is terminated pursuant to Section 7.16(a), this Agreement shall be of no further force or effect (and, except as provided in this Section 7.16(c), there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or affiliates); provided, however, that Section 7, including without limitation, this Section 7.16, shall survive the termination of this Agreement and shall remain in full force and effect, and the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

7.17        Public Statements, Press Releases, Etc.  The Company and the Holder shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions that it deems appropriate pursuant to applicable law and regulations, including the Exchange Act and the rules and regulations promulgated thereunder.

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In Witness Whereof, the parties hereto have executed this Exchange Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

Nektar Therapeutics

Signature:	/s/ Ajay Bansal
Ajay Bansal
Vice President, Finance and Administration and Chief Financial Officer

Address:	150 Industrial Road San Carlos, CA 94070

Exchange Agreement

Signature Page

HOLDER:

Alexandra Global Master Fund Ltd.

By:	Alexandra Investment Management, LLC, as Investment Advisor

Signature:	/s/ Mikhail Filimonov

Print Name:	Mikhail Filimonov

Title:	Chairman, CEO & Chief Investment Officer

Address:

c/o Alexandra Investment Management, LLC 767 Third Avenue 39th Floor New York, New York 10017 Facsimile No.: (212) 301-1810

Exchange Agreement

Signature Page

APPENDIX I

Holder	Prior Notes	New Notes
Alexandra Global Master Fund Ltd.	$20,815,000	$13,987,000
TOTAL:	$20,815,000	$13,987,000